DATA (7/16/09)

PART C - THIS PART DESCRIBES CERTAIN CHARGES IN YOUR CONTRACT/CERTIFICATE.

WITHDRAWAL CHARGES (SEE SECTION 8.01): A Withdrawal Charge will be imposed as a percentage of each Contribution made to the extent that a withdrawal exceeds the Free Withdrawal Amount as discussed in Section 8.01, if the Contract/Certificate is surrendered to receive the Cash Value, or to annuitize to a non-life contingent Annuity Benefit. We determine the Withdrawal Charge separately for each Contribution in accordance with the table below.

                                                          Percentage of
                           Contract Year                  Contributions
                           -------------                  -------------
                               [1                             7.00%
                                2                             7.00%
                                3                             6.00%
                                4                             6.00%
                                5                             5.00%
                                6                             3.00%
                                7                             1.00%
                                8 and later                   0.00%]

The applicable Withdrawal Charge percentage is determined by the Contract Year in which the withdrawal is made or the Contract/Certificate is surrendered, beginning with "Contract Year 1" with respect to each Contribution withdrawn or surrendered. For purposes of the table, for each Contribution, the Contract Year in which we receive that Contribution is "Contract Year 1."

Withdrawal Charges will be deducted from the Investment Options from which each withdrawal is made in proportion to the amount being withdrawn from each Investment Option.

Your years of participation under the Prior Contract/Certificate or years since Contributions were made under the Prior Contract/Certificate, if applicable, may be included for purposes of determining the Withdrawal Charge.

FREE WITHDRAWAL AMOUNT (SEE SECTION 8.01):

[[10%] of the Annuity Account Value in the Non-Guaranteed Benefit Investment Options at the beginning of the Contract Year, minus any amount previously withdrawn from the Non-Guaranteed Benefit Investment Options during the Contract Year. In the first Contract Year amounts received within [90 days] of the Contract Date are included for purposes of calculating the Free Withdrawal Amount. Amounts withdrawn up to the Free Withdrawal Amount will not be deemed a withdrawal of Contributions for the purpose of calculating a Withdrawal Charge.]

[IF AN OPTIONAL GMDB BENEFIT WITHOUT A GMIB IS ELECTED, THE FOLLOWING WILL
APPEAR]

     [The Free Withdrawal Amount is computed separately with respect to the Non-Guaranteed Benefit Annuity Account Value and the Guaranteed Benefit Annuity Account Value as those terms are defined in your Guaranteed Minimum Death Benefit (GMDB) Rider.

     [10%] of the Annuity Account Value in the Non-Guaranteed Benefit Investment Options at the beginning of the Contract Year, minus any amount previously withdrawn from the Non-Guaranteed Benefit Investment Options during the Contract Year, and

     [10%] of the Annuity Account Value in the Guaranteed Benefit Investment Options at the beginning of the Contract Year, minus any amount previously withdrawn from the Guaranteed Benefit Investment Options during the Contract Year.




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


     In the first Contract Year Contributions received within [90 days] of the Contract Date are included for purposes of calculating the Free Withdrawal Amount. Amounts withdrawn up to the Free Withdrawal Amount will not be deemed a withdrawal of Contributions for the purpose of calculating a Withdrawal Charge.

     If the first amount allocated to a Guaranteed Benefit Investment Option is a Contribution made after the Issue Date, there is no Free Withdrawal Amount in the Contract Year of such Contribution. If the first amount allocated to a Guaranteed Benefit Investment Option is a transfer, there will be no Free Withdrawal Amount for the Guaranteed Benefit Annuity Account Value in the Contract Year of the transfer and the Free Withdrawal Amount for the Non-Guaranteed Benefit Annuity Account Value will not be reduced by the transfer. In each subsequent Contract Year, subsequent Contributions and transfers made to the Guaranteed Benefit Annuity Account Value will not be included in the Free Withdrawal Amount until the following Contract Year.

     When a Withdrawal is taken from both the Non-Guaranteed Benefit Annuity Account Value and the Guaranteed Benefit Annuity Account Value, the Free Withdrawal Amount is allocated in proportion to the Withdrawal Charge attributable to the amounts Withdrawn from each.]

Withdrawals in excess of the Free Withdrawal Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).

The Free Withdrawal Amount does not apply when calculating the Withdrawal Charge applicable upon a surrender.


[IF GMIB IS ELECTED, THE FOLLOWING WILL APPEAR]

     [The Free Withdrawal Amount is computed separately with respect to the Non-Guaranteed Benefit Annuity Account Value and the Guaranteed Benefit Annuity Account Value as those terms are defined in your Guaranteed Minimum Income Benefit (GMIB) Rider.

     With respect to the Non-Guaranteed Benefit Annuity Account Value, the Free Withdrawal Amount is [10%] of the Annuity Account Value in the Non-Guaranteed Benefit Investment Options at the beginning of the Contract Year, minus any amount previously withdrawn from the Non-Guaranteed Benefit Investment Options during the Contract Year.

     With respect to the Guaranteed Benefit Annuity Account Value, the Free Withdrawal Amount is the Rollup Benefit Base on the Contract Date Anniversary multiplied by the Rollup Rate in effect on the first day of the Contract Year minus any amount previously withdrawn from the Guaranteed Benefit Annuity Account Value during the Contract Year. If the first amount allocated to a Guaranteed Benefit Investment Option is a Contribution made after the Issue Date, there is no Free Withdrawal Amount in the Contract Year of such Contribution. If the first amount allocated to a Guaranteed Benefit Investment Option is a transfer, there will be no Free Withdrawal Amount for the Guaranteed Benefit Annuity Account Value in the Contract Year of the transfer and the Free Withdrawal Amount for the Non-Guaranteed Benefit Annuity Account Value will not be reduced by the transfer. In each subsequent Contract Year, subsequent Contributions and transfers made to the Guaranteed Benefit Annuity Account Value will not be included in the Free Withdrawal Amount until the following Contract Year.

     Subject to the preceding paragraphs, in the first Contract Year Contributions received within [90 days] of the Contract Date are included for purposes of calculating the Free Withdrawal Amount. Amounts withdrawn up to the Free Withdrawal Amount will not be deemed a withdrawal of Contributions for the purpose of calculating a Withdrawal Charge.

     Withdrawals in excess of the Free Withdrawal Amount will be deemed withdrawals of Contributions in the order in which they were made (that is, the first-in, first-out basis will apply).




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
     When a Withdrawal is taken from both the Non-Guaranteed Benefit Annuity Account Value and the Guaranteed Benefit Annuity Account Value, the Free Withdrawal Amount is allocated in proportion to the Withdrawal Charge attributable to the amounts Withdrawn from each.]




























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
DAILY SEPARATE ACCOUNT CHARGES (SEE SECTION 8.04):            APPLICABLE TO NON-GUARANTEED BENEFIT INVESTMENT
                                                              OPTIONS:  Annual Rate of [1.10%]  (equivalent to a
                                                              daily rate of [.003030%]) [APPLICABLE TO GUARANTEED
                                                              BENEFIT INVESTMENT OPTIONS]  [Annual Rate of
                                                              [1.30%] (equivalent to a daily rate of
                                                              [.003585%])], plus any applicable VIO Facilitation
                                                              Charge up to a annual rate equal to [0.45%]
                                                              (equivalent to a daily rate of [.001236%]).

The Daily Separate Account Charge includes the following charges:

Mortality and Expense Risks Charge:                           APPLICABLE TO NON-GUARANTEED BENEFIT INVESTMENT
                                                              OPTIONS [Annual rate of 0.60%]
                                                              [APPLICABLE TO GUARANTEED BENEFIT INVESTMENT
                                                              OPTIONS] [Annual rate of 0.80%]


Administration Charge:                                        Annual rate of [0.30%]

Distribution Charge:                                          Annual rate of [0.20%]

Variable Investment Option Facilitation Charge:               Annual rate up to [0.45]%]

The Variable Investment Option ("VIO") Facilitation Charge applies to certain
VIOs as indicated in these Data Pages. Unless otherwise specified, for VIOs indicated with
                               a single*   the annual rate is [0.25%] (equivalent to a daily rate of [.000686%]).
                               a double**  the annual rate is [0.35%] (equivalent to a daily rate of [.000961%]).
                               a triple*** the annual rate is [0.45%] (equivalent to a daily rate of [.001236%]).

We may indicate a VIO Facilitation Charge up to the maximum specified above for Variable Investment Options made available under this Contract subsequent to its Issue Date.



















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